Exhibit 99.1

News Release

T1 Energy Reports First Quarter 2026 Results

Austin, TX and New York, NY, May 12, 2026, T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) today reported financial and operating results for the first quarter 2026. The Company will hold a conference call today at 8:00 am EDT.

Headlines

●	Construction proceeding on schedule at G2_Austin, timeline for completion unchanged. Construction on the first 2.1 GW phase of T1’s flagship U.S. solar cell fab, G2_Austin, is progressing according to plan. During the first quarter, long lead time capital items including the steel package were ordered while ground works and infrastructure development at the site advanced. Concrete works commenced in April 2026, and the engineering team completed design work by finalizing the full Issued for Construction package in early May. T1 expects to begin erecting the first structural steel at G2 later in May, and the Company continues to target initial cell production at G2 in Q4 2026.

●	T1 achieves record quarterly Net Income from Continuing Operations of $3.9 million and record quarterly Adjusted EBITDA of $9.1 million in Q1 2026. Following the successful ramp of production at G1_Dallas in 2025, T1 achieved record quarterly profitability during the first quarter of 2026 due to higher than forecasted G1_Dallas production and sales, along with a favorable sequential mix shift of deliveries from merchant sales to fixed margin and cost-plus offtake contracts, and lower third-party fees.

●	Capital formation is progressing through diligence. T1 has identified and is targeting a comprehensive financing solution in Q2 2026 that includes a significant debt component to fund the remaining estimated capital spending required for the 2.1 GW Phase 1 of G2_Austin. With $174.7 million of estimated net proceeds generated from the pricing of the Company’s upsized public offering of convertible senior notes in April 2026, the estimated Phase 1 financing requirement now stands at approximately $225 million.

“Our team made excellent progress during the first quarter to advance our top priorities: operate profitably at G1_Dallas, fund and build G2_Austin, and establish T1 as an integrated, homegrown U.S. solar and storage powerhouse supporting domestic energy and hyperscaler development” said Dan Barcelo, Chief Executive Officer and Chairman of T1 Energy. “As we look ahead, we are focused on hitting key construction milestones, targeting a comprehensive financing package for G2_Austin in the second quarter, building our offtake coverage through our developer customer base, and driving profitability as T1 grows.”

Business update and guidance

●	Maintaining 2026 operating guidance and awaiting clarity on key swing factors for 2026 financial guidance. T1’s 2026 production guidance range of 3.1 – 4.2 GW from G1_Dallas is unchanged. The Company believes it is well positioned to achieve the high-end of this targeted production range in 2026 based on continued progress qualifying international cell vendors. Other swing factors that could impact T1’s 2026 Adjusted EBITDA include: customer merchant sales demand for H2 2026, a potential ruling in the U.S. Department of Commerce’s Section 232 investigation into foreign sourced polysilicon and derivatives, and the status of International Emergency Economic Powers Act (“IEEPA”) tariffs.

●	Preliminary indications of incremental customer demand for integrated G1_Dallas/G2_Austin high domestic content modules. T1 continues to pursue multi-year offtake contracts through strategic partnerships as well as merchant sales opportunities. With safe harboring deadlines and a potential Section 232 outcome looming, Indicative customer demand for potential G1/G2 offtakes covers more than 100% of the Company’s anticipated G1/G2 production capacity for 2027 - 2028.

T1 Energy Inc.	News Release

●	T1 is committed to strategic alignment with key U.S. policy initiatives. As a large buyer of U.S. polysilicon and wafers through long-term supply agreements with Hemlock Semiconductor and Corning Inc. (NYSE: GLW), T1 believes it is well positioned for a potential ruling in the U.S. Department of Commerce’s Section 232 investigation into foreign sourced polysilicon.

●	T1 underscores commitment to American advanced manufacturing with organizational development. The Company continues to strengthen and grow key functions in sales, engineering, and supply chain to expand T1’s commercial presence in the utility-scale and hyperscaler ecosystems, enhance internal technical capabilities, and build cost optimized, integrated U.S. and global supply chains.

Subsequent Events to Q1 2026

●	T1 completed an upsized public offering of convertible senior notes due 2031. In April 2026, the Company completed a public offering of $160 million aggregate principal amount of its 4.00% convertible senior notes due 2031. The offering, which was upsized from an originally targeted $125.0 million, generated net proceeds of $174.7 million and has positioned T1 to progress construction of the 2.1 GW Phase 1 of G2_Austin while the company pursues a comprehensive financing solution with a significant debt component.

Q1 2026 Results Overview

●	T1 Energy reported a net loss attributable to common stockholders for the first quarter of 2026 of $21.4 million, or $(0.08) per share compared to a net loss of $17.1 million, or $(0.11) per share for the first quarter of 2025. Net income from continuing operations was $3.9 million, or $0.01 per share for the first quarter of 2026 compared to a net loss from continuing operations of $6.3 million, or $(0.05) per share for the first quarter of 2025. Net loss from discontinued operations was $24.3 million, or $(0.09) per share for the first quarter of 2026 compared to $10.0 million, or $(0.06) per share for the first quarter of 2025.

●	As of March 31, 2026, T1 had cash, cash equivalents, and restricted cash of $123.7 million, of which $46.4 million was unrestricted cash.

Presentation of First Quarter 2026 Results

A presentation will be held today, May 12, 2026, at 8:00 am Eastern Daylight Time to discuss financial and operating results for the first quarter 2026. The results and presentation material will be available for download at https://ir.t1energy.com/.

Participants can access the conference call by clicking the following link and completing the online registration form. Upon registering participants will receive the dial-in info and PIN to join the call.

The call will also be available by clicking the webcast link.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the U.S., with a complementary solar and battery storage strategy. Based in the U.S. with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

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To learn more about T1, please visit www.T1energy.com and follow on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616-9715

Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to T1’s strategy of developing as an integrated U.S. solar and storage leader, powering U.S. AI development and energy dominance and establishing a domestic solar supply chain (including its desired position as the first vertically integrated American silicon-based advanced solar company); T1’s ability to build commercial traction with U.S. customers; T1’s ability to generate meaningful long-term shareholder value; T1’s project financing and development of G2_Austin and related timeline (including the timing for funding and completing G2_Austin); T1’s financial and operating performance and guidance (including 2026 operating and financial guidance) and any projected business outlook; the outcome and timing of the U.S. Department of Commerce’s Section 232 investigation, any ruling thereunder, and the impact of any such ruling on T1’s pricing, demand, customer behavior, and 2026 Adjusted EBITDA; the growth of U.S. electricity demand; T1’s commercial presence and ability to grow its U.S. customer base; T1’s ability to meet its production plan and pursue strategic partnerships; T1’s capital formation opportunities and the timing thereof; any cell procurement targets and indications of customer demand in 2026; T1’s ability to optimize its capital structure; the ramp up of production and revenues at G1_Dallas (including the timing for module production); discussions with utilities/developers to explore strategic partnerships; any commercial funnel of sales opportunities for 2026 and beyond (including customer pursuits, advanced opportunities and ongoing discussions with customers); and T1’s ability to meet its strategic priorities to fund and build T1’s integrated polysilicon solar supply chain and enhance its profitability and capital structure. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from T1’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in T1’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2026, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026, including risks related to: (1) T1’s ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect its intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in T1’s internal control over financial reporting or otherwise maintain effective internal control over financial reporting, (ix) qualify for the advanced manufacturing production credit under Section 45X of the Internal Revenue Code of 1986, as amended, and (x) rely on third-party warranties; (2) the concentration of T1’s operations in Texas and its dependence on a limited number of suppliers; (3) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (4) general economic and geopolitical conditions, (5) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on T1’s products and competitive position; (6) the outcome of any legal proceedings relating to T1’s products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (7) the capital-intensive nature of T1’s business and its ability to raise additional capital on attractive terms or service its debt. The above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to T1 as of the date of this press release, and T1 assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

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T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1, and its CEO and Chairman of the Board, Daniel Barcelo, also intend to use certain social media channels, including, but not limited to, X, LinkedIn and Instagram, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 or Daniel Barcelo post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it and Daniel Barcelo posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and its and Daniel Barcelo’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Use of Non-GAAP Financial Measures

T1 reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA presented herein is a supplemental measure of T1’s performance that is not required by, or presented in accordance with, GAAP. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

T1 defines Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income tax expense (benefit), depreciation and amortization, and further adjustments to exclude certain items that management does not consider indicative of the Company’s core operating performance, including, but not limited to, non-cash charges, non-recurring items, and non-operating gains or losses. These adjustments include impairment charges, losses on debt extinguishment, losses on settlement of derivative liabilities, share-based compensation, fair value adjustments of warrant and derivative liabilities, and non-recurring transaction expenses. Our Adjusted EBITDA measure was re-defined in the fourth quarter of 2025 to also exclude certain non-recurring transaction expenses. The historical presentation of Adjusted EBITDA in this press release has been recast to conform to the revised definition.

T1 uses Adjusted EBITDA as a key measure in evaluating its financial and operating performance and in making strategic business decisions. T1 believes that Adjusted EBITDA, when considered together with the corresponding GAAP financial measures, provides meaningful supplemental information by excluding items that may not be representative of its core business, operating results, or future outlook. However, Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) from continuing operations or any other measure of performance or liquidity presented in accordance with GAAP.

Adjusted EBITDA has been reconciled to the nearest GAAP measure for historical periods in the table entitled “Reconciliation of Non-GAAP Measures to Most Comparable Amounts” set forth on Annex A of this press release.

T1 Energy Inc.	News Release

T1 ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$46,367	$182,450
Restricted cash	70,178	81,203
Accounts receivable trade, net - related parties	100,023	84,481
Government grants receivable, net	77,801	36,376
Inventory	128,941	116,043
Advances to suppliers	139,105	137,532
Other current assets	10,466	5,989
Current assets of discontinued operations	11,791	19,418
Total current assets	584,672	663,492
Restricted cash	7,120	7,120
Property and equipment, net	345,956	302,302
Goodwill	57,449	57,449
Intangible assets, net	169,131	180,481
Right-of-use asset under operating leases	162,834	151,166
Other assets	9,916	10,098
Total assets	$1,337,078	$1,372,108
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$96,493	$91,323
Accrued liabilities and other	64,661	47,224
Deferred revenue	90,006	56,731
Derivative liabilities	1,132	11,661
Current portion of long-term debt	48,236	46,357
Accounts payable and accrued liabilities - related parties	108,964	162,754
Current liabilities of discontinued operations	56,397	47,538
Total current liabilities	465,889	463,588
Long-term deferred revenue	48,189	48,189
Convertible notes	153,381	152,960
Operating lease liability	154,069	143,534
Long-term debt	122,604	137,303
Long-term debt - related party	54,185	53,538
Deferred tax liability	3,222	3,758
Other long-term liabilities	26,332	47,353
Total liabilities	1,027,871	1,050,223
Commitments and contingencies
Redeemable preferred stock
Series B convertible non-voting preferred stock, $0.01 par value, 1,600 shares issued and outstanding as of both March 31, 2026 and December 31, 2025, respectively (includes accrued dividends of $400 and $160 as of March 31, 2026 and December 31, 2025, respectively)	18,045	17,805
Series B-1 convertible non-voting preferred stock, $0.01 par value, 5,000 shares issued and outstanding as of both March 31, 2026 and December 31, 2025, respectively (includes accrued dividends of $1,250 and $500 as of March 31, 2026 and December 31, 2025, respectively)	54,460	53,710
Equity:
Common stock, $0.01 par value, 279,037 and 266,267 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	2,790	2,663
Additional paid-in capital	1,358,278	1,358,992
Accumulated other comprehensive loss	(10,875)	(18,213)
Accumulated deficit	(1,113,491)	(1,093,072)
Total equity	236,702	250,370
Total liabilities, redeemable preferred stock and equity	$1,337,078	$1,372,108

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T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2026	2025
Net sales	$241	$—
Net sales - related party	177,406	53,452
Total net sales	177,647	53,452
Cost of sales	148,563	35,671
Gross profit	29,084	17,781
Operating expenses:
Selling, general and administrative	51,589	43,379
Total operating expenses	51,589	43,379
Operating loss from continuing operations	(22,505)	(25,598)
Other (expense) income:
Warrant liability fair value adjustment	10,413	1,567
Derivative liabilities fair value adjustment	19,955	25,229
Impairment of assets previously classified as held for sale	—	(282)
Interest expense, net	(6,164)	(9,853)
Other income, net	1,981	163
Total other income	26,185	16,824
Income (loss) from continuing operations before income taxes	3,680	(8,774)
Income tax benefit	222	2,513
Net income (loss) from continuing operations	3,902	(6,261)
Net loss from discontinued operations, net of tax	(24,321)	(9,978)
Net loss	(20,419)	(16,239)
Preferred dividends and accretion	(990)	(891)
Net loss attributable to common stockholders	$(21,409)	$(17,130)

Weighted average shares outstanding:
Weighted average shares of common stock outstanding - basic	278,539	155,933
Weighted average shares of common stock outstanding - diluted	285,252	155,933

Net income (loss) per share attributable to common stockholders:
Net income (loss) per share from continuing operations - basic and diluted	$0.01	$(0.05)
Net loss per share from discontinued operations - basic and diluted	$(0.09)	$(0.06)
Net loss per share - basic and diluted	$(0.08)	$(0.11)

Other comprehensive income (loss):
Net loss	$(20,419)	$(16,239)
Foreign currency translation adjustments	7,338	26,065
Total comprehensive income (loss)	(13,081)	9,826
Preferred dividends and accretion	(990)	(891)
Comprehensive income (loss) attributable to common stockholders	$(14,071)	$8,935

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T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(20,419)	$(16,239)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	2,738	3,939
Depreciation and amortization	25,105	14,678
Impairment of assets previously classified as held for sale	—	282
Change in valuation allowance	15,358	(645)
Change in fair value of derivative liabilities	(19,955)	(25,229)
Gain on sale of property and equipment	—	(5,675)
Amortization of debt issuance costs, premium and discount	1,873	4,640
Reduction in the carrying amount of right-of-use assets	2,095	1,689
Warrant liability fair value adjustment	(10,413)	(1,567)
Deferred income taxes	(536)	(995)
Other	(20)	2,350
Changes in operating assets and liabilities:
Accounts receivable trade, net - related parties	(15,542)	(18,005)
Government grants receivable, net	(41,425)	(13,393)
Inventory	(12,898)	(58,483)
Other assets	183	—
Advances to suppliers and other current assets	(10,027)	(358)
Accounts payable, accrued liabilities and other	(22,266)	56,827
Deferred revenue	33,275	11,370
Net cash used in operating activities	(72,874)	(44,814)
Cash flows from investing activities:
Proceeds from the return of property and equipment deposits	—	1,202
Purchases of property and equipment	(60,724)	(29,141)
Proceeds from the sale of property and equipment	—	50,000
Net cash (used in) provided by investing activities	(60,724)	22,061
Cash flows from financing activities:
Repayment of Senior Secured Credit Facility	(13,625)	—
Exercise of Penny Warrants	70	—
Payment of debt issuance costs	—	(3,760)
Net cash used in financing activities	(13,555)	(3,760)
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	45	959
Net decrease in cash, cash equivalents, and restricted cash	(147,108)	(25,554)
Cash, cash equivalents, and restricted cash at beginning of period	270,773	76,645
Cash, cash equivalents, and restricted cash at end of period	$123,665	$51,091
Reconciliation to condensed consolidated balance sheets:
Cash and cash equivalents	$46,367	$48,881
Restricted cash	77,298	2,210
Cash, cash equivalents, and restricted cash	$123,665	$51,091

T1 Energy Inc.	News Release

 T1 ENERGY INC.

RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS

(In thousands)

(Unaudited)

	Three months ended
	March 31,
	2026	2025
Net loss	$(20,419)	$(16,239)
Net loss from discontinued operations, net of tax	24,321	9,978
Net income (loss) from continuing operations	3,902	(6,261)
Adjustments to net income (loss) from continuing operations
Interest expense, net	6,164	9,853
Income tax benefit	(222)	(2,513)
Depreciation and amortization	25,105	14,678
Impairment of assets previously classified as held for sale	—	282
Warrant liability fair value adjustment	(10,413)	(1,567)
Derivative liabilities fair value adjustment	(19,955)	(25,229)
Other income, net	(1,981)	(163)
Share-based compensation expense	2,738	3,939
Transaction and nonrecurring expenses (1)	3,796	2,980
Adjusted EBITDA	$9,134	$(4,001)

(1)	Transaction and nonrecurring expenses of $3.8 million for the three months March 31, 2026, was primarily related to non-recurring legal costs in connection with the evaluation, interpretation, and implementation of provisions under the Inflation Reduction Act (“IRA”) and the One Big Beautiful Bill Act (“OBBBA”) and non-recurring legal and advisory costs in connection with the evaluation and pursuit of potential acquisitions and joint venture arrangements. Transaction and nonrecurring expenses of $3.0 million for the three months ended March 31, 2025, was primarily related to the Trina Business Combination and non-recurring legal and advisory costs in connection with the evaluation and pursuit of potential acquisitions and joint venture arrangements.

T1 Energy Inc.	News Release